As filed with the Securities and Exchange Commission on November 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. GOLD CORP. (Exact name of registrant as specified in its charter)

Nevada	22-1831409
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of Principal Executive Offices)	(Zip Code)

U.S. Gold Corp. 2020 Stock Incentive Plan

First Amendment to the U.S. Gold Corp. 2020 Stock Incentive Plan

U.S. Gold Corp. Amended and Restated 2020 Stock Incentive Plan

(Full title of the plan)

C T Corporation

28 Liberty Street

New York, NY 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by U.S. Gold Corp. (the “Company”) with the Commission are incorporated herein by reference:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended April 30, 2025, filed with the Commission on July 29, 2025, as amended by the Company’s Amendment No. 1 to annual report on Form 10-K/A for the fiscal year ended April 30, 2025, filed with the Commission on October 10, 2025;

(b)	(i) The Company’s Current Report(s) on Form 8-K filed (in all filings, excluding any portions furnished under Item 2.02 or Item 7.01 and any exhibits included with such Items, as applicable) on May 9, 2025, June 9, 2025, August 11, 2025, September 16, 2025 and October 10, 2025;

(ii) The Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2025, filed with the Commission on September 15, 2025, as amended by the Company’s Amendment No. 1 to quarterly report on Form 10-Q/A, filed with the Commission on October 10, 2025; and

(c)	The description of the Company’s common stock contained in Item 1 of the Company’s Registration Statement on Form 8-A (File No. 000-04053) filed with the Commission on January 27, 2000, including any amendment or report filed for the purpose of updating such description (including the description of Registrant’s securities filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, filed with the Commission on July 29, 2021).

All documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable pursuant to NRS 78.138; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if such person: (i) is not liable pursuant to NRS 78.138; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The articles of incorporation, as amended, and the second amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears on page 6 hereof and is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Description of Securities (incorporated by reference to Exhibit 4.3 to the Annual Report on Form 10-K filed with the Commission, file number 001-08266, on July 29, 2021).
4.2	U.S. Gold Corp 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission, file number 001-08266, on September 24, 2019).
4.3	First Amendment to the U.S. Gold Corp. 2020 Stock Incentive Plan dated November 9, 2020 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission, file number 001-08266, on November 10, 2020).
4.4	U.S. Gold Corp. Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.11.2 to the Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended April 30, 2025 filed with the Commission, file number 001-08266, on October 10, 2025).
4.5	Form of Restricted Stock Unit Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (Form of Bonus RSU Award Agreement).*
4.6	Form of Restricted Stock Unit Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (Form of Long Term RSU Award Agreement).*
4.7	Form of Nonqualified Stock Option Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (Form of Bonus Option and Short Term Option Award Agreement).*
4.8	Form of Nonqualified Stock Option Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (Form of Long Term Option Award Agreement).*
4.9	Form of Deferred Stock Unit Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (Form of Short Term DSU Award Agreement).*
4.10	Form of Deferred Stock Unit Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (Form of Long Term DSU Award Agreement).*
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.*
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of Marcum LLP.*
23.3	Consent of AKF Mining Services Inc.*
23.4	Consent of Drift Geo LLC.*
23.5	Consent of John Wells.*
23.6	Consent of Samuel Engineering, Inc.*
23.7	Consent of Tierra Group International, Ltd.*
23.8	Consent of Company QP (Kevin Francis).*
24.1	Powers of Attorney (included on the signature page of this registration statement).
107	Filing Fee Table.*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elko, State of Nevada, on November 13, 2025.

U.S. GOLD CORP.

By:	/s/ Eric Alexander
Name:	Eric Alexander
Title:	Chief Financial Officer and Corporate Secretary

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POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George M. Bee and Eric Alexander, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and on his or her behalf as a director and/or officer of U.S. Gold Corp. to prepare, execute and deliver any and all amendments, including post-effective amendments, and supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith (including any necessary amendments thereof), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ George M. Bee
George M. Bee	President, Chief Executive Officer and Director (principal executive officer)	November 13, 2025
/s/ Eric Alexander
Eric Alexander	Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	November 13, 2025
/s/ Luke Norman
Luke Norman	Director and Chairman of the Board	November 13, 2025

/s/ Johanna Fipke
Johanna Fipke	Director	November 13, 2025

/s/ Robert W. Schafer
Robert W. Schafer	Director	November 13, 2025

/s/ Michael Waldkirch
Michael Waldkirch	Director	November 13, 2025

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